Exhibit 99.1

ACCELERATED ACQUISITIONS XI, INC.
(A Development Stage Company)

Table of Contents
June 30, 2010

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

To the Board of Directors and Stockholders
Accelerated Acquisitions XI, Inc.

We have audited the accompanying Balance Sheet of Accelerated Acquisitions XI, Inc., (a Development Stage Company), as of June 30, 2010, and the related Statements of Operations, Stockholders Equity, and Cash Flows for the period from inception (May 4, 2010) to June 30, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based upon our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Accelerated Acquisitions XI, Inc. as of June 30, 2010, and the results of its operations and its cash flows for the period from inception (May 4, 2010) to June 30, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred material losses, and has limited cash. These matters raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that may result should the Company be unable to continue as a going concern.

/s/ Paritz & Co.

Paritz & Co.
Hackensack, New Jersey
June 30, 2010

ACCELERATED ACQUISITIONS XI, INC.
(A Development Stage Company)

Balance Sheet
June 30, 2010

Assets
Current Assets:
Cash	$200

Total Current Assets and Total Assets	$200

Stockholder’s Equity:
Common Stock, 100,000,000 shares authorized
5,000,000 shares @.0001 par issued and outstanding	$500
Preferred Stock, 10,000,000 shares authorized, 0 shares
issued and outstanding @ .0001 par value	-
Additional Paid in Capital	1,500
Deficit Accumulated During Development Stage	(1,800)

Total Stockholder’s Equity	$200

The accompanying notes are an integral part of these financial statements.

ACCELERATED ACQUISITIONS XI, INC.
Statement of Operations
For the Period from Inception (May 4, 2010) to June 30, 2010

Revenues	$—

Costs and expenditures:

Professional fees	$1,800

Total costs and expenses	1,800

Net loss	$(1,800)

Weighted Average of Shares Outstanding	5,000,000

Loss per share	$(.00036)

The accompanying notes are an integral part of these financial statements.

ACCELERATED ACQUISITIONS XI, INC.
(A Development Stage Company)

Statement of Stockholder’s Equity
For the Period from Inception (May 4, 2010) to June 30, 2010

	Common	Par
	Stock	Value	Total	APIC	Deficit	Total
Balance, Beginning	—	$—	$—	$—	—	$—

Issuance of Shares-Founders for cash	5,000,000	0.0001	500	1,500	—	2,000

Loss for the initial period	—	—	—	—	(1,800)	(1,800)

Balance, Ending	5,000,000	$0.0001	$500	$1,500	(1,800)	200

The accompanying notes are an integral part of these financial statements.

ACCELERATED ACQUISITIONS XI, INC.
Statement of Cash Flows
For the from Inception Period (May 4, 2010) to June 30, 2010

Cash Flows from operating activities:
Net Loss for the period	$(1,800)

Cash Flows from Financing Activities
Sale of Common Stock	2,000

Net Increase in Cash	200

Cash at the beginning of period	-

Cash at the end of period	$200

The accompanying notes are an integral part of these financial statements.

ACCELERATED ACQUISITIONS XI, INC.
(A Development Stage Company)
Notes to Financial Statements
June 30, 2010

NOTE 1 - ORGANIZATION

Organization and Line of Business

Accelerated Acquisitions XI, Inc. (the "Company") is currently a blank check company under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7 and was incorporated under the laws of the State of Delaware on May 4, 2010. The Company’s purpose is to raise capital that is intended to be used in connection with its business plans which may include a possible merger, acquisition or other business combination with an operating business.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation/Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has no established source of revenue. This matter raises substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management plans to take the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence:

Management intends to raise financing through private equity financing or other means and interests that it deems necessary.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates.

Fair Value of Financial Instruments

The estimated fair values of cash, property and equipment and due to stockholder, none of which are held for trading purposes, approximate their carrying value because of the short-term maturity of these instruments or the stated interest rates are indicative of market interest rates.

ACCELERATED ACQUISITIONS XI, INC.
(A Development Stage Company)
Notes to Financial Statements
June 30, 2010

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Company follows the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets unless management believes it is more likely than not that such assets will be realized.

Basic and Diluted Income/(Loss) Per Share:

In accordance with SFAS No. 128, "Earnings Per Share," the basic income/(loss) per common share is computed by dividing net income/(loss) available to common stockholders by the weighted average number of common shares outstanding. Diluted income per common share is computed similar to basic income per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

Revenue Recognition

Revenue is recognized in accordance with SEC Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements”. The Company recognizes revenue when the significant risks and rewards of ownership have been transferred to the customer pursuant to applicable laws and regulations, including factors such as when there has been evidence of a sales arrangement, the performance has occurred, or service have been rendered, the price to the buyer is fixed or determinable, and collectibility is reasonably assured.

NOTE 3 - STOCKHOLDERS’ EQUITY

The Company has issued 5,000,000 shares of its common stock as founder shares, for a total consideration of $2,000.

ACCELERATED ACQUISITIONS XI, INC.
(A Development Stage Company)
Notes to Financial Statements
June 30, 2010

NOTE 4 - SUBSEQUENT EVENT

Subsequent to March 31, 2011, the Company entered into a Licensing Agreement (“Licensing Agreement”) with  Eco Global Corp. a Nevada Corporation (“Licensor”) pursuant to discussion between the Company’s Chief Executive Officer (CEO) Daniel D. Correa and  Eco Global Corps board of directors  that lead to the Company being granted an, exclusive license for certain territories for intellectual property INCABLOCK™ developed by Licensor, principally comprising of a unique intellectual property for the production of Concrete Interlocking Modular Blocks System, which can be safely and efficiently assembled without any mortar (the “Technology”).  The license includes the use of US patent No. 7,305,803 with an expiration date of May 16, 2025 and Trademarks under serial No.77/439,024. The Company, with the IncaBlock technology, intends to design, manufacture and market customized concrete block products, interlocking concrete blocks, roofing structures, light concrete aggregate panels and a "kit system" of a pre-fabricated houses or structures on a standard format or custom made basis according to customer blue prints.

The term of the Licensing Agreement and of the rights, authorities and licenses granted to the Licensee pursuant to the Licensing Agreement for (i) the Technology, (ii) any improvements of or to the Technology, or (iii) any product which embodies the Technology or such improvements shall commence upon execution of this Agreement and continue for thirty (30) years, provided that the Licensee is not in breach or default of any of the terms or conditions contained in this Agreement.

 Pursuant to the Licensing Agreement, Eco Global granted the Company the following rights for $100,000 dollars that was owed to Mr. Correa for services rendered to Eco Global;

 Licensor granted to Licensee an exclusive, non-transferable, license for use in the Territory (worldwide rights), with a limited right of sublicense to allow the Licensee to use the Intellectual Property to make, use, and apply the Technology in the course of Licensee’s business, which, in the absence of the License, would infringe Licensor’s intellectual property. Except for the rights granted pursuant to the License, Licensor shall retain all rights, title and interest to the Technology and any improvements thereto—although the License includes the Company’s right to utilize such improvements. The Licensee shall be responsible for all of the testing and improvements to the Technology and Licensor shall retain all rights to the Improvements, but such Improvements shall also be a part of the License. Licensee shall have the right to offer limited royalty-bearing sublicenses to third parties where such third parties are in a position to commercialize the Technology in ways that Licensee cannot accomplish in a competitive manner.  Licensee shall pay Licensor two percent (2.0%) of all royalties and fees received from such third parties and Licensee shall pay Licensor a royalty of three percent (3%) of all gross revenues resulting from the use of the Technology by Licensee, except as otherwise modified in writing.

The license is terminated upon the occurrence of events of default specified in the License Agreement and outlined as followed:

If any of the Parties are in breach or default of the terms or conditions contained in this Agreement and do not rectify or remedy that breach or default within 90 days from the date of receipt of notice by the other party requiring that default or breach to be remedied, then the other party may give to the party in default a notice in writing terminating this Agreement.

ACCELERATED ACQUISITIONS XI, INC.
(A Development Stage Company)
Notes to Financial Statements
June 30, 2010

NOTE 4 - SUBSEQUENT EVENT (Continued)

Licensee may, at its option, terminate this Agreement at anytime by doing the following:

By ceasing to use the Technology and offer the services facilitated by any Licensed Products. Giving sixty (60) days prior written notice to Licensor of such cessation and of Licensee’s intent to terminate, and upon receipt of such notice, Licensor may immediately begin negotiations with other potential licensees and all other obligations of Licensee under this Agreement will continue to be in effect until the date of termination. By tendering payment of all accrued royalties and other payments due to Licensor as of the date of the notice of termination and evidencing to the Licensor that provision has been made for any prospective royalties and other payments to which Licensor may be entitled after the date of termination.

 Licensor may terminate the License Agreement if Licensee is in breach or default of the terms or conditions contained in this Agreement and does not rectify or remedy that breach or default within 90 days from the date of receipt of notice by Licensor requiring that default or breach to be remedied, then Licensor, may alter License granted by this Agreement with regards to its exclusivity, its territorial application and restrictions on its application.

Licensee and Licensor shall immediately notify each other of all unauthorized uses, infringements, imitations and any other claims against the interests of Licensor and Licensee and assist each other in the enforcement of trade-mark, copyright, patent and industrial design protection relating to the Intellectual Property. Each of Licensor and Licensee shall have the right, but not the obligation, to decide whether to take action against infringements and imitations or defend against any action with respect to the Intellectual Property, and Licensee shall cooperate in any such action or defense.  Licensee and Licensor shall be required to use industry standard non-disclosure agreements or mutually acceptable non-disclosure agreements when dealing with third parties in order to safeguard and protect Intellectual Property.